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                                                                       EXHIBIT 1








                                25,000,000 Shares
                                  SAFEWAY INC.
                     Common Stock, Par Value $0.01 Per Share


                             UNDERWRITING AGREEMENT









July -, 1998




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                                  July -, 1998




Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
ING Baring Furman Selz LLC
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Smith Barney Inc.
Warburg Dillon Read LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Merrill Lynch International
Donaldson, Lufkin & Jenrette International
ING Baring Furman Selz LLC
Lehman Brothers International (Europe)
J.P. Morgan Securities Ltd.
Smith Barney Inc.
UBS AG, acting through its division Warburg Dillon Read
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England


Dear Sirs and Mesdames:

        Certain stockholders and warrantholders of Safeway Inc., a Delaware corporation (the "Company"), named in Schedule I hereto (the "Selling Stockholders") severally propose to sell to the several Underwriters (as defined below) 21,701,424 shares of the Common Stock, par value $0.01 per share, of the Company (the "Firm Shares") and warrants (the "Firm Warrants") for the purchase of an aggregate of 3,298,576 shares of Common Stock, par value $0.01 per share, of the Company (the "Firm Warrant Shares").

        It is understood and agreed to by all parties that, subject to the conditions hereinafter stated,



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17,361,139 Firm Shares (the "U.S. Firm Shares") and Firm Warrants (the "U.S.
Firm Warrants") to purchase 2,638,861 Firm Warrant Shares (the "U.S. Firm Warrant Shares") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares and U.S. Firm Warrant Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 4,340,285 Firm Shares (the "International Shares") and Firm Warrants (the "International Warrants") to purchase 659,715 Firm Warrant Shares (the "International Warrant Shares") will be sold to the several International Underwriters named in Schedule III hereto (the "International Underwriters") in connection with the offering and sale of such International Shares and International Warrant Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, ING Baring Furman Selz LLC, Lehman Brothers Inc., J.P. Morgan Securities Inc., Smith Barney Inc. and Warburg Dillon Read LLC shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Goldman Sachs International, Merrill Lynch International, Donaldson, Lufkin & Jenrette International, ING Baring Furman Selz LLC, Lehman Brothers International (Europe), J.P. Morgan Securities Ltd., Smith Barney Inc. and UBS AG, acting through its division Warburg Dillon Read, shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter referred to as the Underwriters.

        The Selling Stockholders also severally propose to sell to the several U.S. Underwriters an aggregate of not more than an additional 3,255,214 shares of Common Stock, par value $0.01 per share, of the Company (the "Additional Shares") and warrants (the "Additional Warrants") for the purchase of an aggregate of not more than an additional 494,786 shares of Common Stock, par value $0.01 per share, of the Company (the "Additional Warrant Shares"), each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule I hereto, if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such Additional Shares and such Additional Warrants granted to the U.S. Underwriters in Section 3 hereof.

        The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares, the Firm Warrants and the Additional Warrants are hereinafter collectively referred to as the Warrants and the Firm Warrant Shares and the Additional Warrant Shares are hereinafter collectively referred to as the Warrant Shares. The Shares and the Warrant Shares are hereinafter collectively referred to as the Securities. The shares of Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities. The registration statement contains two forms of prospectuses to be used in connection with the offering and sale of the Securities: the U.S. prospectus, to be used in connection with the offering and sale of Securities in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Securities outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462



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Registration Statement"), then any reference herein to the term "Registration
Statement" shall be deemed to include such Rule 462 Registration Statement. The U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of the Securities are hereinafter collectively referred to as the Prospectus. All references herein to the Registration Statement and the Prospectus include the documents incorporated therein by reference.

        1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

               (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and applicable rules and regulations of the Commission thereunder; and no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission.

               (d) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to



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        own its properties and to conduct its business as described in the
        Prospectus and is duly qualified to transact business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (f) Each subsidiary, if any, of the Company which is a "significant subsidiary" as defined in Rule 405 of Regulation C of the Securities Act has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including, without limitation, the purchase and exercise by the Underwriters of the Warrants) will not result in any violation of the Restated Certificate of Incorporation or the By-Laws of the Company or any agreement or other instrument (including, without limitation, the Warrant Purchase Agreement dated as of November 28, 1986 between the Company and SSI Equity Associates, L.P. (the "Warrant Purchase Agreement")) binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over the Company or any subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Company is required for the performance by the Company of its obligations under this Agreement, except such as may be required under the Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder, and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

               (h) The accountants who have audited certain financial statements included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

               (i) The financial statements (together with the related notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations for the periods specified, except as otherwise disclosed therein; and except as otherwise stated therein or in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

               (j) This Agreement has been duly authorized, executed and delivered by the Company.

               (k) The Warrant Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Warrants, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive rights.



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               (l) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

               (m) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders hereunder) and the Warrants have been duly authorized and validly issued and are fully paid and non-assessable; none of such Shares or Warrants, when delivered to the Underwriters, will be subject to any preemptive rights; the Shares, and Warrant Shares conform as to legal matters to the description of the Stock contained in the Prospectus and the Warrants conform as to legal matters to the description thereof contained in the Prospectus.

               (n) The Warrants have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms.

               (o) Upon the Underwriters' purchase of the Warrants and payment to the Company of the Warrant Exercise Price (as defined herein), all of the requirements (whether under the Warrant Purchase Agreement or otherwise) with respect to the Underwriters' exercise of the Warrants for Warrant Shares will be satisfied, and the Company will be unconditionally obligated to immediately issue duly and validly authorized and issued, fully paid and nonassessable shares of Common Stock in respect thereof.

               (p) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (r) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

        2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters and the Company that:

               (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

               (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not result in any violation of any material agreement or other instrument binding upon such Selling Stockholder or any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with,



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        any governmental body or agency is required for the performance by such
        Selling Stockholder of its obligations under this Agreement, except the registration under the Securities Act of the Securities, and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

               (c) Such Selling Stockholder has, and on the Closing Date and any Option Closing Date (as defined in Section 5) will have, valid title to all of the Shares or Warrants which may be sold by such Selling Stockholder under this Agreement and the legal right and power, and all authorization and approval required by law or other instruments binding upon such Selling Stockholder, to enter into this Agreement and to sell, transfer and deliver the Shares or Warrants to be sold by such Selling Stockholder.

               (d) Upon delivery of the Shares or Warrants to be sold by such Selling Stockholder and payment therefor pursuant to this Agreement, the Underwriters will hold such Shares or Warrants (including Warrant Shares issued upon exercise of the Warrants after payment of the exercise price therefor) free and clear of any security interests, claims, liens, equities and other encumbrances assuming that such Underwriters have purchased such Shares, Warrants and Warrant Shares in good faith and without notice of any security interest, claims, liens, equities, encumbrances or any other adverse claims within the meaning of the Uniform Commercial Code.

               (e) The information (other than the percent of shares owned, as to which such Selling Stockholder makes no representation) pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects, and any information pertaining to such Selling Stockholder or its affiliates under the caption "Certain Relationships and Transactions" incorporated by reference into the Prospectus from the Company's 1998 Proxy Statement fairly presents the information required to be set forth therein and contains no material misstatement or omission.

        Any certificate signed by any officer of the Company or by or on behalf of any Selling Stockholder and delivered to the U.S. Representatives, the International Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such Selling Stockholder, as the case may be, to each Underwriter as to the matters covered thereby.

        3. AGREEMENTS TO SELL AND PURCHASE. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder (i) at $- a Share (the "Share Purchase Price") and (ii) at $- a Warrant (the "Warrant Purchase Price") (such Warrant Purchase Price representing the Share Purchase Price less the exercise price of $.50 per Warrant (the "Warrant Exercise Price") for each Warrant Share), the number of Firm Shares or Firm Warrants, as the case may be (subject to such adjustments to eliminate fractional shares as you may determine), that bears the same proportion to the number of Firm Shares or Firm Warrants, as the case may be, to be sold by such Selling Stockholder as the number of Firm Shares and Firm Warrants, respectively, set forth in Schedules II or III hereto opposite the name of such Underwriter bears to the total number of Firm Shares and Firm Warrants, respectively.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell to the U.S. Underwriters the Additional Shares and the Additional Warrants, as the case may be, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 3,255,214 Additional Shares at the Share Purchase Price and up to



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494,786 Additional Warrants at the Warrant Purchase Price. If the U.S.
Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Selling Stockholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares and Additional Warrants to be purchased by the U.S. Underwriters and the date on which such Additional Shares and Additional Warrants are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares and Additional Warrants may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares and Firm Warrant Shares. If any Additional Shares and Additional Warrants are to be purchased, each Selling Stockholder agrees, severally and not jointly, to sell the number of Additional Shares or Additional Warrants, as the case may be (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares or Additional Warrants to be sold as the number of Additional Shares or Additional Warrants set forth in Schedule I opposite the names of such Selling Stockholders bears to the total number of Additional Shares and Additional Warrants, and each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares or Additional Warrants, as the case may be (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares and Additional Warrants, as the case may be, to be purchased as the number of U.S. Firm Shares and U.S. Firm Warrants, respectively, set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of U.S. Firm Shares and U.S. Firm Warrants, respectively.

        At the Closing Date and the Option Closing Date, simultaneous with (i) the purchase by the Underwriters of Firm Warrants or the purchase by the U.S. Underwriters of Additional Warrants and (ii) the payment to the Company of the Warrant Exercise Price, the Underwriters and U.S. Underwriters, respectively, will be deemed to have exercised such Firm Warrants or Additional Warrants and the Company will immediately issue to the Underwriters and U.S. Underwriters, respectively, at the Closing Date and Option Closing Date, the related Firm Warrant Shares and Additional Warrant Shares, as the case may be.

        Each of the Company and the Selling Stockholders of the Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during a period of 90 days after the date of the Prospectus, (i) offer, [PLEDGE,] sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase[, LEND,] or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) with respect to the Company only, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities or Warrants to be sold hereunder, (B) any shares of Common Stock issued by the Company pursuant to stock option plans in effect on the date of the Prospectus, (C) option grants under stock option plans in effect on the date of the Prospectus, (D) any agreement of the Company in connection with an acquisition of assets or properties or any capital stock issuable pursuant to the terms of such an agreement, (E) capital stock issuable upon the exercise of warrants outstanding on the date of the Prospectus, or (F) the cancellation of warrants. In addition, each Selling Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.



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        4. TERMS OF PUBLIC OFFERING. The Company and the Selling Stockholders
are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders are further advised by you that the Securities are to be offered to the public initially at $- a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $- a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $- a share, to any Underwriter or to certain other dealers.

        5. PAYMENT AND DELIVERY. Payment for the Firm Shares and Firm Warrants to be sold by each Selling Stockholder shall be made in Federal or other immediately available funds to an account designated by the Selling Stockholders against delivery of such Firm Shares and Firm Warrants for the respective accounts of the several Underwriters at 7 a.m., California time on July -, 1998, or at such other time on the same or such other date, not later than -, 1998, as shall be designated in writing by you. Payment of the Warrant Exercise Price for Firm Warrant Shares shall be made in Federal or other immediately available funds to an account designated by the Company on the same such date. The time and date of such payment are hereinafter referred to as the "Closing Date."

        Payment for any Additional Shares and Additional Warrants to be sold by each Selling Stockholder shall be made in Federal or other immediately available funds to an account designated by the Selling Stockholders against delivery of such Additional Shares and Additional Warrants for the respective accounts of the several Underwriters at 7 a.m., California time on the date specified in the notice described in Section 3 or on such other date, in any event not later than -, 1998, as shall be designated in writing by you. Payment of the Warrant Exercise Price for Additional Warrant Shares shall be made in Federal or other immediately available funds to an account designated by the Company on the same such date. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

        Certificates for the Firm Shares, Firm Warrant Shares, Additional Shares and Additional Warrant Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares, Firm Warrant Shares, Additional Shares and Additional Warrant Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Warrants and Securities to the Underwriters duly paid (subject to the provisions of Section 7 hereof), against payment of the Purchase Price, Warrant Purchase Price and Warrant Exercise Price therefor.

        6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Selling Stockholders to sell the Shares and Warrants to the Underwriters and the several obligations of the Underwriters, to purchase and pay for the Shares and Warrants on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

        The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:



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

                      (i) there shall not have occurred any downgrading, nor
               shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date (the officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened).

               (c) Latham & Watkins, counsel for the Company, shall have furnished to you their written opinion dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                      (i) the Company has been duly incorporated and is validly
               existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                      (ii) the Company has authorized capital stock as set forth in the Prospectus, and the Common Stock and Warrants conform to the description thereof contained in the Prospectus;

                      (iii) the Shares to be sold by the Selling Stockholders
               pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the Warrant Shares to be issued and sold by the Company pursuant to the terms of the Warrants have been duly authorized, and when issued to and paid for by you and the other Underwriters in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable;

                      (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                      (v) the Warrants have been duly authorized, executed and
               delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms;

                      (vi) the issue and sale of the Warrant Shares being
               delivered at the Closing Date by the Company and the conformance by the Company with the provisions of this

               Agreement will not result in the violation by the Company of its Restated Certificate of Incorporation or By-laws or any federal, New York or California statute, rule or regulation known to such counsel to be applicable to the Company (other than federal securities laws, which are specifically addressed elsewhere in such counsel's opinion, or state securities laws, as to which such counsel need not express an opinion) or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any of the indentures relating to the 9.30% Senior Secured Debentures due 2007, 10% Senior Notes due 2002, 10% Senior Subordinated Notes due 2001, 9.875% Senior Subordinated Debentures due 2007, 9.65% Senior Subordinated Debentures due 2004 9.35% Senior Subordinated Notes due 1999, 6.85% Senior Notes due 2004, 7.00% Senior Notes due 2007 or 7.45% Senior Debentures due 2027, or the bank credit agreement between the Company and a consortium of banks led by Bankers Trust Company;

                      (vii) no consent, approval, authorization or order of, or
               filing with, any federal, New York or California court or governmental agency or body is required for the issue of the Warrant Shares or the sale of the Securities except such as have been obtained under the Securities Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters as to which such counsel need not express an opinion;

                      (viii) each document incorporated by reference in the
               Prospectus [or any further amendment or supplement thereto made by the Company prior to the Closing Date] (other than the financial statements, schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), when it became effective or was filed with the Commission, as the case may be, appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. In passing upon the compliance as to form of each of such documents, such counsel may assume that the statements made and incorporated by reference therein are correct and complete;

                      (ix) the statements in the Prospectus under the captions
               "Certain United States Tax Consequences to Non-United States Holders" and "Description of Capital Stock," in each case insofar as such statements constitute summaries of legal matters, are accurate in all material respects;

                      (x) the Company is not an "investment company" as such
               term is defined in the Investment Company Act of 1940, as amended;

                      (xi) the Registration Statement and Prospectus (except for financial statements, schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the applicable rules and regulations of the Commission thereunder. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete; and

                      (xii) The Registration Statement has become effective
               under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the

               Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission; and the Prospectus has been filed in accordance with Rule 424(b) and 430A under the Securities Act.


                      In addition, such counsel shall state that they have
               participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and such counsel has not made any independent check or verification thereof (except as set forth in paragraph (ix) above), during the course of such participation (relying, in connection with such counsel's determination as to materiality, to a large extent upon statements as to matters of fact of officers and other representatives of the Company), no facts came to such counsel's attention that have caused such counsel to believe that the Registration Statement (including the documents incorporated by reference therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the documents incorporated by reference therein), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus or incorporated by reference therein.

                      In rendering such opinion, such counsel may state that
               they express an opinion only as to federal securities laws, New York and California law and the General Corporation Law of Delaware.

               (d) Michael C. Ross, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                      (i) the Company has been duly qualified as a foreign
               corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business require such qualification, and in which the failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a single enterprise;

                      (ii) based solely on certificates from public officials,
               each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; to the best of his knowledge has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of substantial properties or the conduct of its business require such qualification, and in which failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a single enterprise; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and the capital stock owned by the Company in such subsidiary is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

                      (iii) to the best of such counsel's knowledge there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, required to be described in the Prospectus, which are not described as required;

                      (iv) the issue and sale of the Warrant Shares being
               delivered at the Closing Date by the Company and the performance by the Company of all its obligations under this Agreement will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument relating to indebtedness in excess of $25 million to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and

                      (v) the issued and outstanding shares of capital stock of
               the Company and warrants to purchase capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

               (e) Latham & Watkins, counsel for the Selling Stockholders, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                      (i) this Agreement has been duly authorized, executed and
               delivered by or on behalf of each of the Selling Stockholders;

                      (ii) each Selling Stockholder has full right, power and
               authority to enter into the Underwriting Agreement; the sale of the Shares or the Warrants, as applicable, by each Selling Stockholder will not result in the violation by such Selling Stockholder of its partnership agreement or any federal or New York statute, rule or regulation known to such counsel to be applicable to such Selling Stockholder (other than federal securities laws which are specifically addressed elsewhere in such counsel's opinion, or state securities laws, as to which such counsel need not express an opinion); no consent, approval, authorization or order of, or filing with, any federal or New York governmental body or agency is required for the sale of the Shares or the Warrants, as applicable, except such as have been obtained under the Securities Act and except such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which such counsel need not express an opinion; and

                      (iii) upon delivery of the Shares and Warrants and payment therefor pursuant hereto, the Underwriters will acquire such Shares and Warrants (including the Warrant Shares issued upon exercise of the Warrants after payment of the exercise price therefor) free and clear of adverse claims within the meaning of the Uniform Commercial Code as in effect in the State of New York, assuming that such Underwriters have purchased such Shares, Warrants and Warrant Shares pursuant to this agreement without notice of any such adverse claim within the meaning of the Uniform Commercial Code as in effect in the State of New York.

               (f) The Underwriters shall have received on the Closing Date an opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in the first clause of subparagraph (i), the second clause of subparagraph (iii), subparagraph
        (iv) and subparagraph (xi) of paragraph (c) above and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

               With respect to subparagraph (xi) of paragraph (c) above, Brown & Wood may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to paragraph (e) above, Latham & Watkins may rely upon an opinion or opinions of counsel for any Selling Stockholder and, to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in other documents and instruments, provided that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such other documents and instruments, if any, shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Latham & Watkins shall state in their opinion that they are justified in relying on each such other opinion.

               The opinions of Latham & Watkins described in paragraphs (c) and
        (e) above shall be rendered to the Underwriters at the request of the Company or the Selling Stockholders, as the case may be, and shall so state therein.

               (g) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of each of the Selling Stockholders, to the effect that the representations and warranties of such Selling Stockholders contained herein are true and correct on and as of the Closing Date and that such Selling Stockholders have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

               (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

               (j) At the date of this Agreement, the Company and the Selling Stockholders shall have furnished for review by the U.S. Representatives and the International Representatives copies of such further information, certificates and documents as they may reasonably request.

               (k) Simultaneous with the purchase of the Firm Warrants and any Additional Warrants and the payment of the Warrant Exercise Price by the Underwriters, the Company will issue Warrant Shares.

               (l) If the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.


               The several obligations of the U.S. Underwriters to purchase Additional Shares and Additional Warrants hereunder are subject to the delivery to the U.S. Underwriters on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and Additional Warrant Shares and other matters related thereto.

        7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to each Underwriter a copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City without charge prior to 5:00 p.m. local time on the business day next succeeding the date of this Agreement, and during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated be reference in the Prospectus.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending September -, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iii) all filing fees and reasonable disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers, Inc., (iv) the cost of printing certificates representing the Securities, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, (vii) all other costs and expenses of the Company in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section, and (viii) any other costs and expenses of others in connection with the performance of the Company's obligations hereunder which have been previously approved by the Company. Morgan Stanley & Co. Incorporated agrees to pay New York State stock transfer taxes incurred in connection with the sale of the Securities pursuant hereto, if any, and the Selling Stockholders agree to reimburse Morgan Stanley & Co. Incorporated for any associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them, the costs and expenses of the Underwriters relating to investor presentations on any "road shows" undertaken in connection with the marketing of the Shares and any advertising expenses connected with any offers they may make.

               (g) Upon payment of the purchase price for any or all of the Warrants to the Selling Stockholders, to deem any and all requirements for the transfer of such Warrants to be satisfied.

               (h) Simultaneous with the purchase from the Selling Stockholders of, and payment for, the Firm Warrants and any Additional Warrants and the payment to the Company of the Warrant Exercise Price by the Underwriters, the Company will issue the Firm Warrant Shares and any Additional Warrant Shares, respectively, all as contemplated by this Agreement.

        8. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. The Company reaffirms its indemnification of the Selling Stockholders pursuant to that certain Registration Rights Agreement entered into by the Company, KKR Associates, SSI Equity Associates and certain other parties named therein, dated as of November 25, 1986 (the "Registration Rights Agreement").

               (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as to amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. The Selling Stockholders reaffirm their indemnification of the Company pursuant to the Registration Rights Agreement and the Subscription Agreement.

               (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Underwriter in paragraph 8(a) above, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

               (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such controlling persons of Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (e) To the extent the indemnification provided for in paragraph
(a) , (b) or (c) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table (including the footnotes thereto) on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares and Warrants they have purchased hereunder, and not joint.

               (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the proceeds received by such Selling Stockholder from the Shares or Warrant Shares sold by it pursuant to this Agreement exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (g) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

        9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company and the Selling Stockholders, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or California shall have been declared by either Federal or New York State or California authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares or Warrants that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares and Warrants which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares and Warrants to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate number of Firm Shares and Firm Warrants set forth opposite their respective names in Schedule II or III, as the case may be, bears to the aggregate number of Firm Shares and Firm Warrants set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares and Warrants which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate number of Shares and Warrants that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such aggregate number of Shares and Warrants without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares or Firm

Warrants and the aggregate number of Firm Shares and Firm Warrants with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and Firm Warrants to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares and Firm Warrants are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the Company or the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any U.S. Underwriter or Underwriters shall fail or refuse to purchase Additional Shares or Additional Warrants and the aggregate number of Additional Shares and Additional Warrants with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares and Additional Warrants to be purchased, the non-defaulting U.S. Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares and Additional Warrants or (ii) purchase not less than the number of Additional Shares and Additional Warrants that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Stockholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided, however, that no such reimbursement shall be required with respect to a termination of this Agreement by the Underwriters pursuant to Section 9 or Section 10.

        11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                        Very truly yours,

                                        SAFEWAY INC.


                                        By:_____________________________________
                                             Name:
                                             Title:

                                        SELLING STOCKHOLDERS

                                        KKR Partners II, L.P.
                                        By KKR Associates,
                                           the General Partner


                                        By:_____________________________________
                                             Name: James H. Greene, Jr.
                                             Title: General Partner

                                        SSI Associates, L.P.
                                        By KKR Associates,
                                           the General Partner


                                        By:_____________________________________
                                             Name: James H. Greene, Jr.
                                             Title: General Partner

                                        SSI Equity Associates, L.P.
                                        By SSI Partners, L.P.,
                                           the General Partner


                                        By:_____________________________________
                                             Name: George R. Roberts
                                             Title: General Partner

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
ING BARING FURMAN SELZ LLC
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
SMITH BARNEY INC.
WARBURG DILLON READ LLC


Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule II hereto.


By: Morgan Stanley & Co. Incorporated


By:_____________________________________
        Name:
        Title:


MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
ING BARING FURMAN SELZ LLC
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.
SMITH BARNEY INC.
UBS AG, ACTING THROUGH ITS DIVISION WARBURG DILLON READ

Acting severally on behalf of themselves and the several International Underwriters named in Schedule III hereto.


By: Morgan Stanley & Co. International Limited


By:_____________________________________
        Name:
        Title:

                                   SCHEDULE I



                                                                                        TOTAL NUMBER OF
                                                                                           ADDITIONAL
                                                                                            WARRANTS
                                                   TOTAL NUMBER OF   TOTAL NUMBER OF     (EXPRESSED AS
                                                    FIRM WARRANTS       ADDITIONAL         ADDITIONAL
                                                      TO BE SOLD       SHARES TO BE     WARRANT SHARES)
                                 TOTAL NUMBER OF    (EXPRESSED AS        SOLD IF         TO BE SOLD IF
                                  FIRM SHARES TO     FIRM WARRANT        MAXIMUM            MAXIMUM
SELLING STOCKHOLDERS                 BE SOLD           SHARES)       OPTION EXERCISED   OPTION EXERCISED
--------------------                 -------           -------       ----------------   ----------------
KKR Partners II, L.P.

SSI Associates, L.P.

SSI Equity Associates, L.P.                             3,298,576                              494,786
                                  ============          =========       ===========            =======

     TOTAL                          21,701,424          3,298,576         3,255,214            494,786

                                   SCHEDULE II





                                                                                               TOTAL
                                                                                             NUMBER OF
                                                                                            ADDITIONAL
                                                                                            WARRANTS TO
                                                                                TOTAL      BE PURCHASED
                                                                  TOTAL        NUMBER OF   EXPRESSED AS
                                                                NUMBER OF     ADDITIONAL    ADDITIONAL
                                                   TOTAL       ADDITIONAL      SHARES TO     WARRANT
                                                 NUMBER OF     WARRANTS TO   BE PURCHASED   SHARES) IF
                                                 U.S. FIRM      U.S. FIRM     IF MAXIMUM      MAXIMUM
                                               SHARES TO BE      WARRANT        OPTION        OPTION
U.S. UNDERWRITERS                                PURCHASED       SHARES)       EXERCISED     EXERCISED
-----------------                                ---------       -------       ---------     ---------


MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES
  CORPORATION
ING BARING FURMAN SELZ LLC
LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
SMITH BARNEY INC.
WARBURG DILLON READ LLC
                                                ==========     =========       =========    =======
        TOTAL                                   17,361,139     2,638,861       3,255,214    494,786


                                  SCHEDULE III



                                                                                TOTAL NUMBER OF
                                                                                 INTERNATIONAL
                                                                                 WARRANTS TO BE
                                                                                   PURCHASED
                                                           TOTAL NUMBER OF       (EXPRESSED AS
                                                         INTERNATIONAL SHARES    INTERNATIONAL
INTERNATIONAL UNDERWRITERS                                 TO BE PURCHASED      WARRANT SHARES)
--------------------------                                 ---------------      ---------------
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
GOLDMAN SACHS & INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
ING BARING FURMAN SELZ LLC
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
J.P. MORGAN SECURITIES LTD.
SMITH BARNEY INC.
UBS AG, ACTING THROUGH ITS DIVISION WARBURG
  DILLON READ
                                                              =========             =======
        TOTAL                                                 4,340,285             659,715

                                                                       EXHIBIT A



                           [FORM OF LOCK-UP CONTRACT]





                                                                    July -, 1998



Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
ING Baring Furman Selz LLC
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Smith Barney Inc.
Warburg Dillon Read LLC
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, NY 10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Merrill Lynch International
Donaldson, Lufkin & Jenrette International
ING Baring Furman Selz LLC
Lehman Brothers International (Europe)
J.P. Morgan Securities Ltd.
Smith Barney Inc.
UBS AG, acting through its division Warburg Dillon Read
c/o Morgan Stanley & Co. International Limited
   25 Cabot Square
   Canary Wharf
   London E14 4QA
   England

Dear Sirs:

        The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement with Safeway Inc., a Delaware corporation (the "Company") and Selling Stockholders named in
Schedule I thereto providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of

25,000,000 shares (the "Shares") of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock").

        In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during a period of 90 days after the date of the prospectus first used to confirm sales of Shares (the "Prospectus"), offer, [pledge,] sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase[, lend] or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold pursuant to the Public Offering or the SSI Warrants to be canceled, as described in the Prospectus. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                        Very truly yours,


                                        ________________________________________
                                        (Name)


                                        ________________________________________
                                        (Address)



                                        2